SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52 2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

12061 Bluemont Way, Reston, Virginia 20190
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

SLM Corporation (the “Company”) entered into an Amended and Restated Selling Agent Agreement, dated as of July 22, 2008 (the “Selling Agent Agreement”), with certain agents in connection with the offering of its Medium Term Notes, Series B (the “EdNotes”), pursuant to its registration statement on Form S-3 (File No. 333-130584) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Company also entered into a Second Amended Fourth Supplemental Indenture, dated as of July 22, 2008, (the “Second Amended Fourth Supplemental Indenture”), with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the indenture for the EdNotes.  In addition, the Company furnished to the Trustee an Officers’ Certificate, dated as of July 22, 2008 (the “Officers’ Certificate”), to set forth the terms of the EdNotes pursuant to Section 2.02(c) of the indenture governing the EdNotes.  The Company is filing herewith the Selling Agent Agreement, the Second Amended Fourth Supplemental Indenture and the Officers’ Certificate.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Not applicable

	(d)	Exhibits

	1.1	Amended and Restated Selling Agent Agreement dated as of July 22, 2008.

	4.1	Second Amended Fourth Supplemental Indenture dated as of July 22, 2008.

	4.2	Officers’ Certificate, dated as of July 22, 2008, pursuant to Section 2.02(c) of the indenture governing the EdNotes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

	By:	/s/ John F. Remondi
	Name:	John F. Remondi
	Title:	Vice Chairman and
Chief Financial Officer

Date: July 22, 2008

INDEX TO EXHIBITS

(d)	Exhibits

1.1	Amended and Restated Selling Agent Agreement dated as of July 22, 2008.

4.1	Second Amended Fourth Supplemental Indenture dated as of July 22, 2008.

4.2	Officers’ Certificate, dated as of July 22, 2008, pursuant to Section 2.02(c) of the indenture governing the EdNotes.